   As filed with the Securities and Exchange Commission on October 23, 1998.

                            Registration No. ________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            BIOSPHERICS INCORPORATED
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

        Delaware                                         52-0849320
------------------------                             -------------------
(State or other juris-                               (I.R.S. Employer
diction of incorporation                             Identification No.)
or organization)

12051 Indian Creek Court, Beltsville, Maryland                 20705
-----------------------------------------------------------------------
(Address of Registrant's Principal Executive Offices)        (Zip Code)

                            BIOSPHERICS INCORPORATED
                             1997 STOCK OPTION PLAN
                             ----------------------
                            (Full title of the plan)

Name, address and telephone         Please send copies
number of agent for service:        of all communications to:

Dr. Gilbert V. Levin                James E. Baker, Jr., Esq.
President and Chief                 Baxter, Baker, Sidle & Conn, P.A.
 Executive Officer                  120 E. Baltimore Street, Suite 2100
Biospherics Incorporated            Baltimore, Maryland 21202-1643
12051 Indian Creek Court            (410) 385-8122
Beltsville, Maryland 20705
(301) 419-3900

                         CALCULATION OF REGISTRATION FEE


                                                             Proposed
Title of                                   Proposed          Maximum
Securities                 Amount          Maximum           Aggregate      Amount of
to be                      to be           Offering Price    Offering       Registration
Registered                 Registered      Per Share (1)     Price (1)       Fee (1)
----------                 ----------      --------------     ---------       -------

Common Stock,              400,000         $4.03125          $1,612,500     $476.00
par value                  shares
$.005 per share

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 under the Securities Act based on a price of $4.03125 per share, the last sales price of the Common Stock of Registrant on October 19, 1998, as reported on the NASDAQ National Market System.

Item 3.  Incorporation of Documents by Reference

         The following documents are hereby incorporated by reference in this Registration Statement and made a part hereof:

         (1) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, filed with the Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934.

         (2) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report referred to in (1) above.

         (3) The description of the Company's Common Stock contained in the registration statement filed by the Company under the Securities Exchange Act of 1934.

         (4) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

         The Common Stock to be offered has been registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

         The Company's charter and by-laws provide that each director and each officer of the Company shall be indemnified by the Company to the fullest extent permitted by applicable law against all liability and loss suffered and expenses reasonably incurred by such person in connection with the defense of any action, suit or proceeding (including any appeal therein) in which they or any of them are made parties or a party by reason of being or having been directors or officers.

         Under the laws of the State of Delaware a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving another corporation at the request of the corporation, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a nolo contendere plea, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was lawful. Indemnification of expenses (including attorneys' fees) is allowed in derivative actions except no indemnification is permitted in respect of any claim, issue or matter as to which any such person has been adjudged to be liable unless the trial court decides that indemnification is proper. To the extent any such person succeeds on the merits or otherwise, he shall be indemnified against expenses (including attorneys' fees). A determination that the person to be indemnified met the applicable standard of conduct is made by the board of directors by majority vote of a quorum consisting of directors not a party to such action, suit or proceeding or, if a quorum is not obtainable or a disinterested quorum so directs, by independent legal counsel or by the stockholders. Expenses, including attorneys' fees, may be paid in advance upon receipt of undertakings to repay by the director or officer if it is ultimately determined that he is not entitled to be indemnified by the corporation. The right of indemnification and advancement of expenses continues as to any person who has ceased to be a director, officer or agent unless otherwise provided in the authorization.

Item 7.  Exemption from Registration Claimed

         Affiliates of the Company may not use this Registration Statement for reoffers or resales of shares of Common Stock acquired under the plan. Such affiliates may offer or resell their shares of Common Stock only in compliance with Rule 144 of the Securities Act of 1933 (the "1933 Act"), pursuant to a separate prospectus or pursuant to an exemption from registration under the 1933 Act.

Item 8.  Exhibits

Exhibit No.        Description of Exhibits
-----------        -----------------------

4 Biospherics Incorporated 1997 Stock Option Plan (incorporated by reference from the Registrant's Annual Proxy Statement for its May 15, 1998 Annual Meeting, File No. 0-5576)

5                      Opinion of Baxter, Baker, Sidle & Conn, P.A.

23.1 Consent of Baxter, Baker, Sidle & Conn, P.A. (contained in Exhibit 5)

23.2                   Consent of PricewaterhouseCoopers, L.L.P.

         The Biospherics Incorporated 1997 Stock Option Plan is not subject to compliance with ERISA.

Item 9.  Undertakings

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Beltsville, State of Maryland, on October 22, 1998.


                                   BIOSPHERICS INCORPORATED



                                   By: /s/ Gilbert V. Levin
                                       -------------------------------------
                                       Dr. Gilbert V. Levin
                                       Chairman of the Board, President, and
                                       Treasurer
                                       (Principal Executive Officer)

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                              Title                   Date
---------                              -----                   ----


/s/                                    Director, Vice          October 22, 1998
---------------------------            President for
M. Karen Levin                         Communications,
                                       Secretary

/s/
---------------------------            Director                October 22, 1998
Lionel V. Baldwin


/s/                                    Director                October 22, 1998
---------------------------
David A. Blake


/s/                                    Director                October 22, 1998
---------------------------
A. Bruce Cleveland


/s/                                    Director                October 22, 1998
---------------------------
George S. Jenkins


/s/                                    Director                October 22, 1998
---------------------------
Anne S. MacLeod


                                    EXHIBIT 4

                            BIOSPHERICS INCORPORATED
                             1997 STOCK OPTION PLAN

                                    ARTICLE 1
                       Establishment, Purpose and Duration

         1.1 Establishment of the Plan. Biospherics Incorporated hereby establishes a stock option plan to be known as the "1997 Stock Option Plan" as set forth in this document. Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in Section 2.1 herein. The Plan permits the grant of Incentive Stock Options and Non-Qualified Stock Options. The Plan was adopted by the Board of Directors on, and shall become effective, as of November 17, 1997 (the "Effective Date"), subject to the approval of the stockholders of the Company in accordance with applicable laws. Awards may be granted prior to stockholder approval of the Plan, but each such Award shall be subject to the approval of the Plan by the stockholders.

         1.2 Purpose of the Plan. The purpose of the Plan is to promote the success of the Company and its Subsidiaries by providing incentives to Select Employees that will promote the identification of their personal interest with the long-term financial success of the Company and with growth in stockholder value. The Plan is designed to provide flexibility to the Company in its ability to motivate, attract and retain the services of Select Employees upon whose judgment, interest and special effort the successful conduct of its operation is largely dependent.

         1.3 Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 13 herein, until December 31, 2007 (the "Term"), at which time it shall terminate, except with respect to Awards made prior to, and outstanding on, that date which shall remain valid in accordance with their terms.

                                    ARTICLE 2
                                   Definitions

         2.1 Definitions. Except as otherwise defined in the Plan, the following terms shall have the meanings set forth below:

            (a) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

           (b) "Agreement" means a written agreement implementing the grant of each Award signed by an authorized officer of the Company and by the Participant.

           (c) "Award" means, individually or collectively, a grant under this Plan of Incentive Stock Options or Non-Qualified Stock Options.

           (d) "Award Date" or "Grant Date" means the date on which an Award is made by the committee under this Plan.

           (e) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

           (f) "Board" or "Board of Directors" means the Board of Directors of the Company.

           (g) "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

               (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d) (3) or 14 (d) (2) of the Exchange Act (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities") . Notwithstanding the foregoing, the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by, or benefit distribution from, any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition pursuant to any compensatory stock option or stock purchase plan for employees, (E) any acquisition or ownership by Gilbert V. Levin or M. Karen Levin, or (F) any acquisition pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (A), (B), and (C) of subsection (3) of this Section 2.1(g) are satisfied; or

               (2) Individuals who, as of the Effective Date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election or nomination for election was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board (with his predecessor thereafter ceasing to be a member); or

               (3) Approval by the stockholders of the Company of the reorganization, mergers or consolidation of the Company unless, following such reorganization, merger, or consolidation, (A) more than 60% of the then outstanding shares of common stock and the then outstanding voting securities of the resulting corporation is then beneficially owned by all or substantially all of the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Securities immediately prior to such reorganization, merger, or consolidation, (B) no Person (excluding (I) the Company, (II) any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger, or consolidation, and (III) any Person beneficially owning, immediately prior to such reorganization, merger, or consolidation, 20% or more of the Outstanding Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns 20% or more of the then outstanding shares of common stock or the combined voting power of the then outstanding voting securities of the resulting corporation, and (C) at least a majority of the members of the board of directors of the resulting corporation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, or consolidation; or

               (4) Approval by the stockholders of the company of (A) a complete liquidation or dissolution of the Company, or (B) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which following such sale or other disposition, (I) more than 60% of the outstanding shares of common stock and the then outstanding voting securities of such corporation is beneficially owned by all or substantially all of the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such sale or disposition; (II) no Person (excluding (x) the Company, (y) any employee benefit plan (or related trust) of the Company or such corporation and (z) any Person beneficially owning, immediately prior to such sale or other disposition, 20% or more of the Outstanding Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns 20% or more of the then outstanding shares of common stock or the combined voting power of the then outstanding voting securities of such corporation, and (III) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such sale or other disposition of the assets of the corporation.

         (h) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         (i) "Committee" means the Compensation Committee of the Board as long as such Compensation committee is composed solely of at least two (2) non-employee directors; in the event the Compensation Committee does not have the above-described composition, Board of Directors shall select a separate stock option committee which shall be composed solely of at least two (2) non-employee directors and such stock option committee shall constitute the "committee" hereunder.

         (j) "Company" means Biospherics Incorporated, or any successor thereto as provided in Article 12 herein.

         (k) "Fair Market Value" of a Share means the closing sales price of the Stock on the relevant date if it is a trading date, or if not, on the most recent date on which the Stock was traded prior to such date, as reported by NASDAQ, or if, in the opinion of the Committee, this method is inapplicable or inappropriate for any reason, the fair market value as determined pursuant to a reasonable method adopted by the Committee in good faith for such purpose.

         (l) "Incentive Stock Option" or "ISO" means an option to purchase Stock, granted under Article 6 herein, which is designated as an incentive stock option and is intended to meet the requirements of Section 422 of the Code.

         (m) "Non-Qualified Stock Option" or "NQSO" means an option to purchase Stock, granted under Article 6 herein, which is not an Incentive Stock Option.

         (n) "Option" means an Incentive Stock Option or a Non-Qualified Stock Option.

         (o) "Participant" means a Select Employee who receives an Award under the Plan.

         (p) "Person" shall have the meaning ascribed to such term in section 3
(a) (9) of the Exchange Act and used in Sections 13 (d) and 14 (d) thereof, including a "group" as defined in Section 13(d).

         (q) "Plan" means the 1997 Stock Option Plan, as described herein and as hereafter from time to time amended.

         (r) "Select Employee" means an officer or other employee of the Company or its Subsidiaries, who, in the opinion of the Committee, can contribute significantly to the growth and profitability of, or perform services of major importance to, the Company and its Subsidiaries.

         (s) "Stock" or "Shares" means the Common Stock of the Company.

         (t) "Subsidiary" shall mean a corporation at least 50% of the total combined voting power of all classes of capital stock of which is owned by the Company, either directly or through one or more of its Subsidiaries.

                                    ARTICLE 3
                                 Administration

         3.1 The Committee. Subject to the Board's right to retain administration of the Plan, the Plan shall be administered by the Committee which shall have all powers necessary or desirable for such administration. The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. In addition to any other powers and, subject to the provisions of the Plan, the Committee shall have the following specific powers: (i) to determine the terms and conditions upon which the Awards may be made and exercised; (ii) to determine all terms and provisions of each Agreement, which need not be identical; (iii) to construe and interpret the Agreements and the Plan; (iv) to establish, amend or waive rules or regulations for the Plan's administration; (v) to accelerate the exercisability of any Award; and (vi) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

         3.2 Delegation of Certain Duties. The Committee may in its sole discretion delegate all or part of its duties and obligations to designated officer(s) to administer the Plan with respect to Awards to Select Employees.

         3.3 Selection of Select Employees. The Committee shall have the authority to grant Awards under the Plan, from time to time, to such Select Employees as may be selected by it. Each Award shall be evidenced by an Agreement.

         3.4 Decisions Binding. All determinations and decisions made by the aboard or the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding.

         3.5 Indemnification. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted or made hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company and its Subsidiaries.

                                    ARTICLE 4
                            Stock Subject to the Plan

         4.1 Number of Shares. Subject to adjustment as provided in Section 4.4 herein, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan shall not exceed

400,000. Except as provided in Sections 4.2 and 4.3 herein, the issuance of Shares in connection with the exercise of, or as other payment for Awards, under the Plan shall reduce the number of Shares available for future Awards under the Plan.

         4.2 Lapsed Awards or Forfeited Shares. If any Award granted under this Plan (for which no material benefits of ownership have been received, including dividends) terminates, expires, or lapses for any reason other than by virtue of exercise of the Award, any Stock subject to such Award again shall be available for the grant of an Award under the Plan.

         4.3 Delivery of shares as Payment. In the event a Participant pays the Option price for Shares pursuant to the exercise of an Option with previously acquired Shares, the number of Shares available for future Awards under the Plan shall be reduced only by the net number of new Shares issued upon the exercise of the Option.

         4.4 Capital Adjustments. The number and class of Shares subject to each outstanding Award, the option price and the aggregate number and class of Shares for which Awards thereafter may be made shall be subject to such adjustment, if any, as the Committee in its sole discretion deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Company.

                                    ARTICLE 5
                                   Eligibility

         Persons eligible to participate in the Plan include all employees of the Company and its Subsidiaries who, in the opinion of the Committee, are Select Employees.

                                    ARTICLE 6
                                  Stock Options

         6.1 Grant of options. Subject to the terms and provisions of the Plan, Options may be granted to Select Employees at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Select Employee; provided, however, that the aggregate Fair Market Value (determined at the time the Award is made) of Shares with respect to which any Select Employee may first exercise ISOs granted under the Plan during any calendar year may not exceed $100,000 or such amount as shall be specified in
Section 422 of the Code and rules and regulations thereunder.

         6.2 Option Agreement. Each Option grant shall be evidenced by an Agreement that shall specify the type of Option granted, the option price, the duration of the option, the number of Shares to which the Option pertains, any conditions imposed upon the exercisability of options in the event of retirement, death, disability or other termination of employment, and such other provisions as the Committee shall determine. The Agreement shall specify whether the option is intended to be an ISO within the meaning of Section 422 of the Code, or a Non-Qualified Stock Option not intended to be within the provisions of Section 422 of the Code.

         6.3 Option Price. The exercise price per share of Stock covered by an Option shall be determined by the Committee subject to the following limitations. The Option price shall not be less than 50% of the Fair Market Value of such Stock on the Grant Date; provided, however, that the Option price shall not be less than 100% of the Fair Market Value of such Stock on the Grant Date for all Incentive Stock Options. In addition, an ISO granted to an employee who, at the time of grant, owns (within the meaning of Section 425(d) of the Code)

Stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company, shall have an Option price which is at least equal to 110% of the Fair Market Value of the Stock.

         6.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that (i) no ISO shall be exercisable later than the tenth (10th) anniversary date of its Award Date and (ii) no ISO granted to an employee who, at the time of grant, owns (within the meaning of Section 425(d) of the code) Stock possessing more than 10% of the total combined voting power of all classes of Stock of the company, shall be exercisable later than the fifth (5th) anniversary date of its Award Date.

         6.5 Exercisability. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine, which need not be the same for all Select Employees.

         6.6 Method of Exercise. An Option shall be exercised by the delivery of a written notice to the Company in the form prescribed by the Committee setting forth the number of Shares with respect to which the option is to be exercised, accompanied by full payment for the Shares which shall be deemed to include arrangements approved by the Committee for the delivery to the company of the proceeds of a sale or margin loan in the case of a "cashless" exercise. The Option price shall be payable to the Company in full either in cash (including the proceeds of a cashless exercise in the Committee's discretion) , by delivery of Shares of Stock valued at Fair Market Value at the time of exercise, delivery of a promissory note (in the Committee's discretion) or by a combination of the foregoing. As soon as practicable after receipt of written notice and payment, the Company shall deliver to the Participant stock certificates in an appropriate amount based upon the number of Options exercised, issued in the Participant's name. No Participant who is awarded Options shall have rights as a stockholder until the date of exercise of the Options.

         6.7 Restrictions on Stock Transferability. The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable.

         6.8 Transferability of Options. The Committee may, in its discretion, authorize all or a portion of the Options granted to a Participant to be on terms which permit transfer by such Participant to (i) the spouse, children or grandchildren of the Participant ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership in which such Immediate Family Members are the only partners, or
(iv) other persons or entities permitted by the Committee; provided that (x) the agreement pursuant to which such Options are transferred must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section, and (y) subsequent transfers of transferred Options shall be prohibited except those occasioned by will or the laws of descent and distribution. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of employment shall continue to be applied with respect to the original Participant, following which the Options shall be exercisable by the transferee only to the extent, and for the periods specified herein.

                                    ARTICLE 7
                                Change in Control

         The Committee, as constituted before a Change in Control, in its sole discretion may, as to any outstanding Award, either at the time the Award is made or any time thereafter, take any one or more of the following actions with respect to a Change in Control: (i) provide for the acceleration of any time periods relating to the exercise or realization of any such Award so that such Award may be exercised or realized in full on or before a date initially fixed by the Committee; (ii) provide for the purchase or settlement of any such

Award by the Company, upon a Participant's request, for an amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of such Participant's rights had such Award been currently exercisable or payable; (iii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in control; or (iv) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such Change in Control.

                                    ARTICLE 8
                 Modification, Extension and Renewals of Awards

         Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Awards, or, if authorized by the Board, accept the surrender of outstanding Awards (to the extent not yet exercised) granted under the Plan and authorize the granting of new Awards pursuant to the Plan in substitution therefor, and the substituted Awards may specify a longer term than the surrendered Awards or may contain any other provisions that are authorized by the Plan; provided, however, that the substituted Awards may not specify a lower exercise price than the surrendered Awards. The Committee may also modify the terms of any outstanding Agreement. Notwithstanding the foregoing, however, no modification of an Award shall, without the consent of the Participant, adversely affect the rights or obligations of the Participant.

                                    ARTICLE 9
               Amendment, Modification and Termination of the Plan

         9.1 Amendment, Modification and Termination. At any time and from time to time, the Board may terminate, amend, or modify the Plan. Such amendment or modification may be without stockholder approval except to the extent that such approval is required by the Code, by NASDAQ or any other exchange or system on which the Stock is then listed or reported, by any regulatory body having jurisdiction with respect thereto or under any other applicable laws, rules or regulations.

         9.2 Awards Previously Granted. No termination, amendment or modification of the Plan other than pursuant to Section 4.4 herein shall in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.

                                   ARTICLE 10
                                   Withholding

         10.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, State and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan.

         10.2 Stock Withholding. With respect to withholding required upon the exercise of Non-Qualified Stock Options, or upon the occurrence of any other similar taxable event, participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares of Stock having a Fair Market Value equal to the amount required to be withheld. The value of the Shares to be withheld shall be based on Fair Market Value of the Shares on the date that the amount of tax to be withheld is to be determined. All elections shall be irrevocable and be made in writing, signed by the Participant on forms approved by the Committee in advance of the day that the transaction becomes taxable.


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                                   ARTICLE 11
                                   Successors

         All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

                                   ARTICLE 12
                                     General

         12.1 Requirements of Law. The granting of Awards and the issuance of Shares of Stock under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies as may be required.

         12.2 Effect of Plan. The establishment of the Plan shall not confer upon any Select Employee any legal or equitable right against the Company, a Subsidiary, or the Committee, except as expressly provided in the Plan. The Plan does not constitute an inducement or consideration for the employment of any Select Employee, nor is it a contract between the Company or any of its Subsidiaries and any Select Employee, Participation in the Plan shall not give any Select Employee any right to be retained in the service of the Company or any of its Subsidiaries.

         12.3 Creditors. The interests of any Participant under the Plan or any Agreement are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered.

         12.4 Governing Law. The Plan, and all Agreements hereunder, shall be governed, construed and administered in accordance with and governed by the laws of the State of Delaware and the intention of the Company is that ISOs granted under the Plan qualify as such under Section 422 of the Code.

         12.5 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

         Approved by Biospherics Board of Directors November 17, 1997.

                                                   /s/ Gilbert V. Levin
                                                   -----------------------------
                                                   Gilbert V. Levin, Chair


                                                   /s/ Lionel V. Baldwin
                                                   -----------------------------
                                                   Lionel V. Baldwin, Chair
                                                   Compensation Committee

ATTEST:


/s/ M. Karen Levin                (SEAL)
----------------------------------------
M. Karen Levin, Secretary





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